Exhibit 10.24.2

FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this “Amendment”) is entered into as of May 22, 2008 but effective as of as of December 31, 2007, by and among TARGANTA THERAPEUTICS CORPORATION, a Delaware corporation (“Borrower”), GE BUSINESS FINANCIAL SERVICES INC. (formerly known as Merrill Lynch Business Financial Services Inc.), individually as a Lender (“GE”), and as administrative agent (“Administrative Agent”), OXFORD FINANCE CORPORATION, a Delaware corporation, as a Lender (“Oxford”), and BLUECREST VENTURE FINANCE MASTER FUND LIMITED, a Cayman Islands limited company, as assignee of BlueCrest Capital Finance, L.P., as a Lender (“BlueCrest” and collectively with Oxford and Administrative Agent, the “Lenders”).

RECITALS

A. Administrative Agent, Lenders and Borrower have entered into that certain Credit and Security Agreement dated as of September 24, 2007 (as the same may from time to time be amended, modified, supplemented or restated, the “Credit Agreement”).

B. BlueCrest Capital Finance, L.P. has assigned its rights and obligations under the Credit Agreement to BlueCrest.

C. Lenders have extended credit to Borrower for the purposes permitted in the Credit Agreement.

D. Borrower has requested that Administrative Agent and Lenders amend the Credit Agreement to (i) allow for certain new Affiliates of Borrower and (ii) make certain other revisions to the Credit Agreement as more fully set forth herein.

E. Administrative Agent and Lenders have agreed to so amend certain provisions of the Credit Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment, including its preamble and recitals, shall have the meanings given to them in the Credit Agreement.

2. Amendments to Credit Agreement.

2.1 Section 1.1 (Definitions).

(a) The definition of “Permitted Investments” set forth in Section 1.1 is hereby amended by deleting “cash equivalents” and replacing it with “Cash Equivalents”, and by deleting clauses (i), (j) and (k) and replacing them with the following:

(i) provided no Event of Default has occurred and is continuing or would result from such Investments, Investments of the Canadian Subsidiaries in or to other Canadian Subsidiaries or a Borrower and Investments (other than investments described in clause (j) below) by a Borrower in the Canadian Subsidiaries (for the sole purpose of paying such Canadian Subsidiary’s operating expenses) not to exceed $5,000,000 in the aggregate in any twelve-month period; (j) the use of up to $10,000,000 of the proceeds of the Term Loan to pay off the Investissment Quebec Debt; (k) ownership of the capital stock of Securities Corporation and, so long as no Event of Default has occurred or is continuing, transfers of cash by Borrower to Securities Corporation; (l) provided no Event of Default has occurred and is continuing or would result from such transfers, transfers of cash by Borrower to Targanta Holdings, Targanta Development, Targanta Research or Targanta Netherlands in an aggregate amount not to exceed $100,000 in the aggregate in any twelve-month period; (m) ownership of the Capital Stock of Targanta Holdings; and (n) provided no Event of Default has occurred and is continuing or would result from such Investments, other Investments in an amount not exceeding $50,000 in the aggregate.

(b) The definition of “Subsidiaries” set forth in Section 1.1 is hereby amended by deleting the last sentence thereto and replacing it with the following:

Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of a Borrower, which, for the avoidance of doubt, shall include, but not be limited to, Targanta Quebec, Targanta Ontario, Securities Corporation, Targanta Holdings, Targanta Research, Targanta Development and Targanta Netherlands.

(c) Section 1.1 is hereby amended by adding the following definitions in the appropriate alphabetical order therein:

“Canadian Subsidiaries” means Targanta Ontario and Targanta Quebec.

“Cash Equivalents” means (a) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by the United States federal government or (ii) issued by any agency of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government, (b) any readily-marketable direct obligations issued by any other agency of the United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having a rating of at least “A-1” from Standard & Poor’s Ratings Group or at least “P-1” from Moody’s Investors Service, Inc., (c) any commercial paper rated at least “A-1” by

Standard & Poor’s Ratings Group or “P-1” by Moody’s Investors Service, Inc. and issued by any entity organized under the laws of any state of the United States, (d) any U.S. dollar-denominated time deposit, insured certificate of deposit, overnight bank deposit or bankers’ acceptance issued or accepted by (i) Administrative Agent or (ii) any commercial bank that is (A) organized under the laws of the United States, any state thereof or the District of Columbia, (B) “adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of $250,000,000 or (e) shares of any United States money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (a), (b), (c) or (d) above with maturities as set forth in the proviso below, (ii) has net assets in excess of $500,000,000 and (iii) has obtained from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc. the highest rating obtainable for money market funds in the United States; provided, however, that the maturities of all obligations specified in any of clauses (a), (b), (c) and (d) above shall not exceed 365 days. For the avoidance of doubt, Cash Equivalents does not include and each Borrower and Subsidiaries are prohibited from purchasing, purchasing participations in, entering into any type of swap or other equivalent derivative transaction, or otherwise holding or engaging in any ownership interest in any type of debt instrument, including, without limitation, any corporate or municipal bonds with a long-term nominal maturity for which the interest rate is reset through a dutch auction and more commonly referred to as an auction rate security.

“Securities Corporation” means Targanta Securities Corporation, a Massachusetts corporation wholly-owned by Principal Borrower.

“Targanta Development” means Targanta Development, LP, a Cayman Islands limited partnership, the limited partner of which is Targanta Holdings and the general partner of which is Targanta Research.

“Targanta Holdings” means Targanta Holdings, Inc., a Delaware corporation wholly-owned by Principal Borrower.

“Targanta Netherlands” means Targanta Netherlands, B.V., a corporation organized under the laws of The Netherlands and wholly-owned by Targanta Development.

“Targanta Ontario” means Targanta Therapeutics (Ontario), Inc., a corporation organized under the laws of Canada, wholly-owned by Principal Borrower.

“Targanta Quebec” means Targanta Therapeutiques, Inc., a corporation organized under the laws of Canada, wholly-owned by Principal Borrower.

“Targanta Research” means Targanta Research, LLC, a Delaware limited liability company, wholly-owned by Targanta Holdings.

2.2 Section 3.1 (Existence and Power). Section 3.1 is hereby amended by adding the following sentence at the end of such Section:

Securities Corporation, a Massachusetts corporation, has been granted security corporation status by the Commissioner of Revenue of the Massachusetts Department of Revenue under the applicable provisions of Massachusetts law.

2.3 Section 4.15 (Cash Requirement). Section 4.15 is hereby added immediately after Section 4.14 of the Loan Agreement as follows:

Section 4.15 Cash Requirement. Borrower shall maintain unrestricted cash or Cash Equivalents in an account or accounts (each a “Collateral Account”) maintained at RBS Citizens, National Association and State Street Bank and Trust Company, a Massachusetts Trust Company (the amount of such unrestricted cash or Cash Equivalents being hereafter referred to as the “Borrower Cash Balance”) in an aggregate amount of not less than the following: (a) at all times between January 1 and March 31 of each year, Three Months’ Projected Cash Burn (as defined below), and (b) at all times between April 1 and December 31, of each year, an amount equal to the aggregate outstanding indebtedness owed by Borrower in favor of Administrative Agent and Lenders under the Credit Agreement; provided, however, that in the event that the aggregate amount of all unrestricted cash and Cash Equivalents held by Borrower and Securities Corporation is less than the aggregate outstanding indebtedness owed by Borrower in favor of Administrative Agent and Lenders, then Borrower shall cause Securities Corporation to distribute to Borrower all of Securities Corporation’s cash and Cash Equivalents. All cash and Cash Equivalents in the foregoing Collateral Accounts shall be subject to a Deposit Account Control Agreement or Securities Account Control Agreement, as applicable, in accordance with Section 5.9 below. As used herein, “Three Months’ Projected Cash Burn” means Borrower’s projected cash burn for the three months following the date of determination according to the current budget submitted by Borrower to Administrative Agent, as determined in good faith by Borrower’s Board of Directors. Notwithstanding the foregoing; in the event of an Event of Default and acceleration of the Obligations, upon the written request of Administrative Agent Borrower shall cause Securities Corporation to distribute to Borrower, to a Deposit Account or Securities Account of the Borrower, all of Securities Corporation’s cash and Cash Equivalents, to be held in accordance with Section 5.9 of the Credit Agreement. Borrower further agrees not to cause or allow Securities Corporation to transfer or distribute any cash or other assets to any Person other than to Borrower or Administrative Agent.

2.4 Section 5.6 (Transactions with Affiliates). Section 5.6 is hereby amended by deleting Schedule 5.6 in its entirety and replacing it with Schedule 5.6 attached hereto.

2.5 Section 5.9 (Deposit Accounts and Securities Accounts). Section 5.9 is hereby amended by deleting the existing Section 5.9 and replacing it in its entirety with the following:

Section 5.9 Deposit Accounts and Securities Accounts. No Borrower will, directly or indirectly, establish any new Deposit Account or Securities Account without prior written notice to Administrative Agent and unless Administrative Agent, Borrower and the bank, financial institution or securities intermediary at which the account is to be opened enter into a Deposit Account Control Agreement or Securities Account Control Agreement prior to or concurrently with the establishment of such Deposit Account or Securities Account. Borrowers represent and warrant that Schedule 5.9 lists all of the Deposit Accounts and Securities Accounts of each Borrower as of the Closing Date. The provisions of this Section requiring Deposit Account Control Agreements shall not apply to Deposit Accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrowers’ employees and identified to Administrative Agent by Borrowers as such.

2.6 Section 5.14 (Canadian Operations). Section 5.14 is hereby amended by (a) changing the title of such Section from “Canadian Operations” to “Foreign Operations” and (b) by deleting the existing Section 5.14 and replacing it in its entirety with the following:

Section 5.14 Foreign Operations. No Borrower will cause or permit (a) Targanta Quebec or Targanta Ontario to be owed or to collect any Accounts owing from account debtors located outside of Canada, (b) Targanta Netherlands to be owed or to collect any Accounts owing from account debtors located outside of Europe, the Middle East or Africa, or (c) Targanta Development, Targanta Research or Targanta Holdings to (i) own any assets or conduct any business other than (A) ownership of the interests referenced in Section 1.1 of this Agreement within the definitions of “Targanta Development”, “Targanta Research” and “Targanta Holdings” and (B) the activities described in that certain Agreement for Sharing Research and Development Costs, dated December 21, 2007, between Principal Borrower and Targanta Development, or (ii) create, incur, assume, guarantee or otherwise become or remain liable with respect to any Debt or Liens.

2.7 Section 10.1 (Events of Default). Section 10.1(a) is hereby amended by adding “or Section 4.15” immediately after the reference to “Section 4.14”.

2.8 Section 12.3 (Notice). The addresses of Administrative Agent, GE and BlueCrest for all notices, requests and other communications is hereby changed to the following:

GE Business Financial Services Inc.

c/o GE Healthcare Financial Services, Inc., LSF

83 Wooster Heights Road, Fifth Floor

Danbury, Connecticut 06810

Attention: Senior Vice President of Risk

Phone: (203) 205-5200

Facsimile: (203) 205-2192

With a copy to:

GE Business Financial Services Inc.

c/o GE Healthcare Financial Services, Inc.

Two Bethesda Metro Center, Suite 600

Bethesda, Maryland 20814

Attention: General Counsel

Phone: (301) 961-1640

Facsimile: (301) 664-9866

With a copy to:

BlueCrest Venture Finance Master Fund Limited

PO Box 309, Ugland House

South Church Street

George Town, Grand Cayman

Cayman Islands

With a copy to:

BlueCrest Capital Finance, L.P.

200 West Washington, Suite 200

Chicago, Illinois 60606

Attention: Mark King

Phone: (312) 368-4978

Facsimile: (312) 443-0126

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Financing Document, or (b) otherwise prejudice any right or remedy which Lenders may now have or may have in the future under or in connection with any Financing Document.

3.2 This Amendment shall be construed in connection with and as part of the Financing Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Financing Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Lenders to enter into this Amendment, Borrower hereby represents and warrants to Lenders as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Financing Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Credit Agreement;

4.3 The organizational documents of Borrower delivered to Lenders on the Closing Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Credit Agreement have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Credit Agreement do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Credit Agreement do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability or binding effect of this Agreement.

6. Effectiveness. Upon (a) the due execution and delivery to Lenders of this Amendment by each party hereto, and (b) Lenders’ receipt of Ownership Pledge, Assignment and Security Agreements and Notices of Pledge substantially in the form attached hereto as Exhibit A, duly executed and delivered by each party named therein, together with the stock certificates (as applicable) representing the pledged shares thereunder and executed stock transfers in blank, this Amendment will be deemed effective as of December 31, 2007.

7. Attorneys’ Fees and Expenses. Borrowers hereby agree to pay all of Administrative Agent’s and Lenders’ legal fees and expenses in connection with the negotiation and preparation of this Amendment.

8. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of Illinois.

9. Integration. This Amendment and the Financing Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, and negotiations between the parties about the subject matter of this Amendment, and the Financing Documents merge into this Amendment and the Financing Documents.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

TARGANTA THERAPEUTICS CORPORATION

By:	/s/ George A. Eldridge
Name:	George A. Eldridge
Title:	Chief Financial Officer

ADMINISTRATIVE AGENT:

GE BUSINESS FINANCIAL SERVICES INC. (formerly known as Merrill Lynch Business Financial Services Inc.)

By:	/s/ Peter Gibson
Name:	Peter Gibson
Title:	Its Duly Authorized Signatory

LENDERS:

GE BUSINESS FINANCIAL SERVICES INC. (formerly known as Merrill Lynch Business Financial Services Inc.)

By:	/s/ Peter Gibson
Name:	Peter Gibson
Title:	Its Duly Authorized Signatory

OXFORD FINANCE CORPORATION

By:	/s/ T. A. Lex
Name:	T.A. Lex
Title:	COO

BLUECREST VENTURE FINANCE MASTER FUND LIMITED
By: BlueCrest Capital Management L.P. (Acting through its general partner BlueCrest Capital Management Limited) in its capacity as investment manager to and for and on behalf of BlueCrest Venture Finance Master Fund Limited

By:	/s/ Paul Dehadray
Name:	Paul Dehadray
Title:	General Counsel

Schedule 5.6

Transactions with Affiliates

1)	Research, Development, and Commercialization Collaboration Agreement, dated December 23, 2005, between Principal Borrower, Targanta Ontario and Targanta Quebec.

2)	Agreement for Sharing Research and Development Costs, dated December 21, 2007, between Principal Borrower and Targanta Development.

EXHIBIT A

FORM OF OWNERSHIP PLEDGE, ASSIGNMENT AND SECURITY AGREEMENT